UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2019

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices, including zip code)

(450) 951-8555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 4, 2019, Loop Industries, Inc. (the “Company”) entered into Amendment No. 1 (the “2019 Purchase Agreement Amendment”) to the Note and Warrant Purchase Agreement dated as of January 15, 2019, among the Company and certain accredited investors (the “2019 Purchase Agreement”) and the Convertible Promissory Notes issued by the Company pursuant to the 2019 Purchase Agreement issued on January 15, 2019 and January 21, 2019 (the “2019 Notes”), and into amendments to the warrants (the “2019 Warrant Amendments”) issued thereunder (the “2019 Warrants”). On April 5, 2019, the Company also entered into an Amendment and Conversion Agreement (the “2018 Note Amendment”) to the Convertible Promissory Note (the “2018 Note”) issued pursuant to the Note and Warrant Purchase Agreement dated November 13, 2018 among the Company and certain accredited investors (the “2018 Note Purchase Agreement” and together with the 2019 Purchase Agreement, the “Purchase Agreements”) issued on November 13, 2018 and January 3, 2019, and on April 8, 2019, the Company entered into amendments to the warrants (the “2018 Warrant Amendments”) issued thereunder (the “2018 Warrants” and together with the 2019 Warrants, the “Warrants”).

The Company entered into the 2019 Purchase Agreement Amendment, the 2018 Note Amendment, the 2019 Warrant Amendments, and the 2018 Warrant Amendments to add a cap to the number of shares issuable by the Company thereunder. More specifically, these amendments ensure that to the extent that the conversion of any of the Notes or exercise of any of the Warrants would result in an issuance by the Company of more than 19.9% of the common stock of the Company, when aggregated with any shares issued by the Company in connection with (i) the conversion of any of the Company’s promissory notes or the exercise of any of the warrants issued pursuant to the 2019 Purchase Agreement, (ii) the conversion of any of the Company’s promissory notes or exercise of any of the warrants issued pursuant to the 2018 Note Purchase Agreement, and (iii) the Purchase Agreement dated as of February 27, 2019 (the “Capped Shares”), then only that portion of the shares of Common Stock resulting in the issuance of Capped Shares representing up to 19.9% of the outstanding Common Stock of the Company shall be converted or exercised, and the remaining amount of the value shall be repaid in cash.

Additionally, the 2018 Note Amendment provides for voluntary conversion of the 2018 Notes at a conversion price of $8.55 per share and the 2018 Warrants Amendments set the exercise price as $8.55 per share. Any shares issuable pursuant to the 2018 Notes or the 2018 Warrants will be restricted upon issuance and are still subject to the Capped Shares limitation described above.

On April 5, 2019, all holders of 2018 Notes elected to convert their notes into shares of common stock of the Company at the conversion price of $8.55 per share (the “Conversion”). On April 9, 2019, the Company issued 319,326 shares of common stock pursuant to the Conversion. The shares issued pursuant to the Conversion were restricted upon issuance.

The foregoing description of the 2019 Purchase Agreement Amendment, the 2019 Warrant Amendments, the 2018 Note Amendment and the 2018 Warrant Amendments does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the 2019 Purchase Agreement Amendment, the 2019 Warrant Amendments, the 2018 Note Amendment and the 2018 Warrant Amendments, a copy of each of which is attached as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Amendment No. 1 to the Note Purchase Agreement and Notes
4.2	Form of Amendment to Warrant
4.3	Form of Amendment and Conversion Agreement
4.4	Form of Amendment to Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: April 10, 2019	By:	/s/ Daniel Solomita
Daniel Solomita
Chief Executive Officer and President

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